Exhibit 8.1

List of Subsidiaries

Registered Company Name	Country Of Incorporation
A Plus Education Solutions Private Limited	India

Addison Wesley Longman, Inc.	United States

Addison-Wesley Educational Publishers Inc.	United States

AEL (S) PTE Limited	Singapore

Aldwych Finance Limited	United Kingdom

America’s Choice, Inc.	United States

ATI Professional Development LLC	United States

Atkey Finance Limited	Ireland

Axis Finance Inc.	United States

Beijing Wall Street English Training Centre Company Limited	China

Blue Wharf Limited	United Kingdom

Camsaw, Inc.	United States

CAMSAWUSA, Inc.	United States

Casapsi Livraria e Editora Ltda	Brazil

Centro Cultural Americano Franquias e Comércio Ltda.	Brazil

Century Consultants Ltd.	United States

Certiport China Co Ltd	China

Certiport China Holding, LLC	United States

Certiport, Inc.	United States

CG Manipal Schools Private Limited	Nepal

Chongqing WSE Training Centre Co Ltd	China

Cogmed Systems AB	Sweden

Connections Academy of Alaska, LLC	United States

Connections Academy of Arizona, LLC	United States

Connections Academy of Arkansas, LLC	United States

Connections Academy of DC, LLC	United States

Connections Academy of Florida, LLC	United States

Connections Academy of Georgia, LLC	United States

Connections Academy of Indiana, LLC	United States

Connections Academy of Iowa, LLC	United States

Connections Academy of Kansas, LLC	United States

Connections Academy of Kentucky, LLC	United States

Connections Academy of Louisiana, LLC	United States

Connections Academy of Maine, LLC	United States

Connections Academy of Maryland, LLC	United States

Connections Academy of Massachusetts LLC	United States

Connections Academy of Minnesota, LLC	United States

Connections Academy of Missouri, LLC	United States

Connections Academy of Nevada, LLC	United States

Connections Academy of New Jersey, LLC	United States

Connections Academy of New Mexico, LLC	United States

Connections Academy of New York, LLC	United States

Connections Academy of North Carolina, LLC	United States

Connections Academy of Oregon, LLC	United States

Connections Academy of Pennsylvania LLC	United States

Connections Academy of South Carolina, LLC	United States

Connections Academy of Tennessee, LLC	United States

Connections Academy of Texas LLC	United States

Connections Academy of Virginia, LLC	United States

Connections Education LLC	United States

Connections Education of Florida, LLC	United States

Connections Education, Inc.	United States

CTI Education Group (Pty) Limited	South Africa

Dominie Press, Inc.	United States

Dorian Finance Limited	Ireland

Dorling Kindersley Australasia Pty Limited	Australia

EBNT Canada Holdings ULC	Canada

EBNT Holdings Limited	Canada

EBNT USA Holdings Inc.	United States

eCollege.com	United States

Edexcel Limited	United Kingdom

Edexcel South Africa Pty Ltd	South Africa

Éditions Du Renouveau Pédagogique Inc.	Canada

Education Development International Plc	United Kingdom

Education Resources (Cyprus) Limited	Cyprus

Educational Management Group, Inc.	United States

Educational Publishers LLP	United Kingdom

Educational Resources (HK) Limited	China

Embanet ULC	Canada

Embanet-Compass Knowledge Group Inc.	United States

Embankment Finance Limited	United Kingdom

English Language Learning and Instruction System, Inc.	United States

Escape Studios Limited	United Kingdom

Falstaff Holdco Inc.	United States

Falstaff Inc.	United States

FBH, Inc.	United States

Franchise Support & Services, SL	Spain

Gamma Master China, Limited	China

GED Domains LLC	United States

GED Testing Service LLC	United States

Global Elite Education & Technology (Shanghai) Co. Limited	China

Global George I Limited	Cayman Islands

Global George II Limited	China

GlobalEnglish India Private Limited	India

Globe Fearon Inc.	United States

Green Wharf Limited	United Kingdom

Guangzhou Crescent Software Co., Ltd	China

Heilongjiang WSE Training Centre Co Ltd	China

Heinemann Education Botswana (Publishers) (Proprietary) Limited	Botswana

Heinemann Publishers (Pty) Ltd	South Africa

Icodeon Limited	United Kingdom

IndiaCan Education Private Limited	India

Integral 7, Inc.	United States

INTELLIPRO, INC.	United States

J M Soluções Exportação e Importação Ltda	Brazil

Kagiso Education Pty Ltd	South Africa

Knowledge Analysis Technologies, LLC	United States

LCCI International Qualifications (Malaysia) Sdn. Bhd.	Malaysia

LCCIEB Training Consultancy., Ltd	China

LessonLab, Inc.	United States

Lignum Oil Company	United States

Linx Brasil Distribuidora Ltda.	Brazil

Longman (Malawi) Limited	Malawi

Longman Australasia Pty Ltd	Australia

Longman Group(Overseas Holdings)Limited	United Kingdom

Longman Indochina Acquisition, L.L.C.	United States

Longman Kenya Limited	Kenya

Longman Mocambique Ltda	Mozambique

Longman Swaziland (Pty) Limited	Swaziland

Longman Tanzania Limited	Tanzania

Longman Zambia Educational Publishers Pty Ltd	Zambia

Longman Zambia Limited	Zambia

Longman Zimbabwe (Private) Ltd	Zimbabwe

Longmaned Ecuador S.A.	Ecuador

Major123 Limited	United Kingdom

Maskew Miller Longman (Pty) Limited	South Africa

MeasureUp, LLC	United States

Modern Curriculum Inc.	United States

Multi Treinamento e Editora Ltda	Brazil

National Computer Systems Japan Co. Ltd	Japan

NCS Information Technology Services (Beijing) Co Ltd	China

NCS Pearson Pty Ltd	Australia

NCS Pearson Puerto Rico, Inc.	Puerto Rico

NCS Pearson, Inc.	United States

Ordinate Corporation	United States

Pearson (Beijing) Management Consulting Co., Ltd.	China

Pearson (Guizhou) Education Technology Co., Ltd.	China

Pearson Affordable Learning Fund Limited	United Kingdom

Pearson America LLC	United States

Pearson Amsterdam B.V.	Netherlands

Pearson Australia Finance Unlimited	United Kingdom

Pearson Australia Group Pty Ltd	Australia

Pearson Australia Holdings Pty Ltd	Australia

Pearson Australia Pty Ltd	Australia

Pearson Benelux B.V.	Netherlands

Pearson Books Limited	United Kingdom

Pearson Brazil Finance Limited	United Kingdom

Pearson Business (Asia Pacific) Pte. Ltd.	Singapore

Pearson Business Services Inc.	United States

Pearson Canada Assessment Inc.	Canada

Pearson Canada Finance Unlimited	United Kingdom

Pearson Canada Holdings Inc	Canada

Pearson Canada Inc.	Canada

Pearson Central Europe Spółka z ograniczoną odpowiedzialnością	Poland

Pearson Charitable Foundation	United States

Pearson College Limited	United Kingdom

Pearson DBC Holdings Inc.	United States

Pearson Desarrollo y Capacitación Profesional Chile Limitada	Chile

Pearson Deutschland GmbH	Germany

Pearson Digital Learning Puerto Rico, Inc.	Puerto Rico

Pearson Dollar Finance plc	United Kingdom

Pearson Dollar Finance Two Limited	United Kingdom

Pearson Educacion de Chile Limitada	Chile

Pearson Educacion de Colombia S A S	Colombia

Pearson Educacion de Mexico, S.A. de C.V.	Mexico

Pearson Educacion de Panama SA	Panama

Pearson Educacion de Peru S.A.	Peru

Pearson Educacion SA	Spain

Pearson Education (Singapore) Pte Ltd	Singapore

Pearson Education Achievement Solutions (RF) (Pty) Limited	South Africa

Pearson Education Africa (Pty) Ltd	South Africa

Pearson Education and Assessment, Inc.	United States

Pearson Education Asia Limited	China

Pearson Education Botswana (Proprietary) Limited	Botswana

Pearson Education do Brasil S.A	Brazil

Pearson Education Hellas SA	Greece

Pearson Education Holdings Inc.	United States

Pearson Education Holdings Limited	United Kingdom

Pearson Education Indochina Limited	Thailand

Pearson Education Investments Limited	United Kingdom

Pearson Education Korea Limited	Korea, Republic of

Pearson Education Limited	United Kingdom

Pearson Education Namibia (Pty) Limited	Namibia

Pearson Education Publishing Limited	Nigeria

Pearson Education S.A.	Uruguay

Pearson Education SA	Argentina

Pearson Education South Africa (Pty) Ltd	South Africa

Pearson Education South Asia Pte. Ltd.	Singapore

Pearson Education Taiwan Ltd	Taiwan Province of China

Pearson Education, Inc.	United States

Pearson Educational Measurement Canada, Inc.	Canada

Pearson Educational Publishers, LLC	United States

Pearson Egitim Cozumleri Tikaret Limited Sirketi	Turkey

Pearson Falstaff (Holdings) Inc.	United States

Pearson Falstaff Holdco LLC	United States

Pearson France	France

Pearson Funding Five plc	United Kingdom

Pearson Funding Four plc	United Kingdom

Pearson Funding Two Limited	United Kingdom

Pearson Holdings Inc.	United States

Pearson Holdings Southern Africa (Pty) Limited	South Africa

Pearson in Practice Holdings Limited	United Kingdom

Pearson in Practice Skills Based Learning Limited	United Kingdom

Pearson in Practice Technology Limited	United Kingdom

Pearson Inc.	United States

Pearson India Education Services Private Limited	India

Pearson Institute of Higher Education	South Africa

Pearson International Finance Limited	United Kingdom

Pearson Investment Holdings, Inc.	United States

Pearson IOKI Spółka z ograniczoną odpowiedzialnością	Poland

Pearson Italia S.p.A	Italy

Pearson Japan KK	Japan

Pearson Lanka (Private) Limited	Sri Lanka

Pearson Learning China (HK) Limited	China

Pearson Lesotho (Pty) Ltd	Lesotho

Pearson Loan Finance No. 3 Limited	United Kingdom

Pearson Loan Finance No. 4 Limited	United Kingdom

Pearson Loan Finance No.2 Unlimited	United Kingdom

Pearson Loan Finance Unlimited	United Kingdom

Pearson Longman LLC	United States

Pearson Longman Uganda Limited	Uganda

Pearson Malaysia Sdn. Bhd.	Malaysia

Pearson Management Services Limited	United Kingdom

Pearson Management Services Philippines Inc.	Philippines

Pearson Netherlands B.V.	Netherlands

Pearson Netherlands Holdings B.V.	Netherlands

Pearson Nominees Limited	United Kingdom

Pearson Online Tutoring LLC	United States

Pearson Overseas Holdings Limited	United Kingdom

Pearson PEM P.R., Inc.	Puerto Rico

Pearson Pension Nominees Limited	United Kingdom

Pearson Pension Property Fund Limited	United Kingdom

Pearson Pension Trustee Limited	United Kingdom

Pearson Pension Trustee Services Limited	United Kingdom

Pearson PRH Holdings Limited	United Kingdom

Pearson Professional Assessments Limited	United Kingdom

Pearson Real Estate Holdings Inc.	United States

Pearson Real Estate Holdings Limited	United Kingdom

Pearson Schweiz AG	Switzerland

Pearson Services Limited	United Kingdom

Pearson Shared Services Limited	United Kingdom

Pearson South Africa (Pty) Ltd	South Africa

Pearson Strand Finance Limited	United Kingdom

Pearson Sweden AB	Sweden

Pearson VUE Philippines, Inc.	Philippines

Peisheng Yucai (Beijing) Technology Development Limited	China

Penguin Capital, LLC	United States

Phumelela Publishers (Pty) Ltd	South Africa

PN Holdings Inc.	United States

Prentice-Hall Hispanoamericana SA de CV	Mexico

ProctorCam, Inc.	United States

PT Efficient English Services	Indonesia

Reading Property Holdings LLC	United States

Rebus Planning Associates, Inc.	United States

Reston Publishing Company, Inc.	United States

Rycade Capital Corporation	United States

Shanghai AWL Education Software Ltd	China

Silver Burdett Ginn Inc.	United States

Skylight Training and Publishing Inc.	United States

Smarthinking, Inc.	United States

Sound Holdings Inc.	United States

Spear Insurance Company Limited	Bermuda

Stark Verlag GmbH	Germany

Sunnykey International Holdings Limited (BVI)	British Virgin Islands

Tecquipment Services Limited	United Kingdom

Testchange Limited	United Kingdom

The Financial Times (I) Pvt Ltd	India

The Learning Edge International pty Ltd	Australia

The SIOP Institute LLC	United States

The Waite Group Inc	United States

TQ Catalis Limited	United Kingdom

TQ Clapham Limited	United Kingdom

TQ Education and Training Limited	United Kingdom

TQ Education and Training Limited	Saudi Arabia

TQ Global Limited	United Kingdom

TQ Group Limited	United Kingdom

TQ Holdings Limited	United Kingdom

USLS Holdings LLC	United States

Vue Testing Services Israel Ltd	Israel

Vue Testing Services Korea Limited	Korea, Republic of

Wall Street English Training Centre (Shanghai) Company Limited	China

Wall Street Institute Kft.	Hungary

Wall Street Institute Master Italia Srl	Italy

WSE Hong Kong Limited	China

WSE Training Centre (Guangdong) Co., Ltd.	China

WSI Education GmbH	Germany

WSI International, Inc.	United States